Exhibit 99.4

LETTER TO CLIENTS

Offer by

STALLION MERGER SUB INC.,

a direct wholly owned subsidiary of

BROCADE COMMUNICATIONS SYSTEMS, INC.

to exchange each outstanding share of common stock of

RUCKUS WIRELESS, INC.

for

$6.45 in cash

and

0.75 of a share of common stock of Brocade Communications Systems, Inc.

(subject to the terms and conditions described in the prospectus/offer to exchange and the related letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, AT THE END OF MAY 26, 2016, UNLESS EARLIER EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

April 29, 2016

To Our Clients:

Enclosed for your consideration are a prospectus/offer to exchange and related letter of transmittal in connection with the offer, upon the terms and subject to the conditions set forth in the prospectus/offer to exchange and in the related letter of transmittal, by Stallion Merger Sub Inc. (the “Offeror”), a direct wholly owned subsidiary of Brocade Communications Systems, Inc. (“Brocade”), to exchange for each issued and outstanding share of common stock of Ruckus Wireless, Inc. (“Ruckus”), par value $0.001 per share (“Ruckus common stock”), that is validly tendered and not validly withdrawn in the offer:

•	$6.45 in cash; and

•	0.75 of a share of Brocade common stock, par value $0.001 per share (“Brocade common stock”), together with cash in lieu of any fractional shares of Brocade common stock;

in each case, without interest and less any applicable withholding taxes (such offer, the “offer”).

We (or our nominees) are the holder of record of shares of Ruckus common stock held by us for your account. A tender of such shares of Ruckus common stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares of Ruckus common stock held by us for your account. Accordingly, we request instructions as to whether you wish for us to tender pursuant to the offer any or all of the shares of Ruckus common stock held by us for your account.

We urge you to read the enclosed prospectus/offer to exchange and letter of transmittal regarding the offer carefully before instructing us to tender your shares of Ruckus common stock.

If you wish to have us tender any or all of your shares of Ruckus common stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return to us an Internal Revenue Service (“IRS”) Form W-9 or an appropriate IRS Form W-8, as applicable. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Ruckus common stock, all such shares of Ruckus common stock owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

Instructions with Respect to the Offer to Exchange

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of transmittal in connection with the offer, upon the terms and subject to the conditions set forth in the prospectus/offer to exchange and in the related letter of transmittal, by Stallion Merger Sub Inc. (the “Offeror”), a direct wholly owned subsidiary of Brocade Communications Systems, Inc. (“Brocade”), to exchange for each issued and outstanding share of common stock of Ruckus Wireless, Inc. (“Ruckus”), par value $0.001 per share (“Ruckus common stock”), that is validly tendered and not validly withdrawn in the offer:

•	$6.45 in cash; and

•	0.75 of a share of Brocade common stock, par value $0.001 per share (“Brocade common stock”), together with cash in lieu of any fractional shares of Brocade common stock;

in each case, without interest and less any applicable withholding taxes (such offer, the “offer”).

Check the box below if the undersigned wishes to tender ALL of the undersigned’s shares of Ruckus common stock:

☐	CHECK HERE TO TENDER ALL SHARES

Check the box below if the undersigned wishes to tender SOME of the undersigned’s shares of Ruckus common stock:

☐	CHECK HERE TO TENDER THE FOLLOWING NUMBER OF SHARES: SHARES*

*	If left blank, or if the undersigned checks the box above to tender all of the undersigned’s shares, it will be assumed that all shares of Ruckus common stock held by us for the undersigned’s account are to be tendered. If the undersigned checks the box above to tender all of the undersigned’s shares, any number entered in this section will be disregarded.

The method of delivery of this document is at the risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ACCOUNT NUMBER:

Dated: , 2016

(Signature(s))

Please Print Name(s)

Address(es) (with Zip Code(s)):

Telephone number(s) (with Area Code(s))
Taxpayer Identification or Social Security No(s).

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE SIGNATORY’S OR SIGNATORIES’ ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, BROCADE, THE OFFEROR OR RUCKUS.